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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Partners of
  AMERICAN REAL ESTATE PARTNERS, L.P.

We have issued our reports dated March 11, 2005 accompanying the consolidated financial statements of American Real Estate Partners, L.P. and subsidiaries, and accompanying the schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement. The reports dated June 2, 2005 and November 29, 2005 on the supplemental consolidated financial statements and accompanying consolidated financial statements, respectively, included in the Current Reports on Forms 8-K for the year ended December 31, 2004 of American Real Estate Partners, L.P. and subsidiaries are also incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

                                    /s/  Grant Thornton LLP

New York, New York
November 29, 2005